AMENDED AND RESTATED
                                 LEASE AGREEMENT


This Agreement of Lease ("Lease") executed on this 31st day of December, 1996, by and between Cadillac Plastic Group, Inc. a Michigan corporation hereinafter referred to as "Lessor" and Nuclear Research Corporation, a Pennsylvania corporation, hereinafter referred to as "Lessee", is to evidence the following:

                                    RECITALS

Lessor and Lessee, or their predecessors, have entered into two separate Lease Agreements initiated January 15, 1982 and September 27, 1984 relating to the lease of approximately 37,800 square feet of space on the second floor of real property located at Richboynton Road, Dover, Morris County, New Jersey (the "Original Leases").

Lessor currently is occupying an additional 10,000 square feet of storage space at the real property referred to above.

Lessor and Lessee desire to consolidate the Original Leases into this Lease and amend and restate in their entirety the terms and conditions on which the premises currently occupied by the Lessee at the Richboynton Road property is to be leased, effective from and after March l, 1997.

Now, Therefore, the Original Leases are hereby consolidated, amended and restated, effective as of March 1, 1997 to read as follows:

     1.   Premises

          The Lessor, in consideration of the rents to be paid and the covenants and agreements to be performed by Lessee, does hereby demise and let unto the Lessee, the following described portions of the building and other improvements situate on the property located at Richboynton Road, Dover, Morris County, New Jersey, being a portion of Block 603, Lot 3 and designated as 37,800 square feet located on the second floor of Building #3, and approximately 10,000 square feet of floor space located on the second floor of Building #3A totaling approximately 47,800 square feet.

          The above hereinafter is referred to as the "Premises".

     2.   Term

          The term of this Lease shall be two (2) years, commencing on the first day of March, 1997, and ending on the 28th day of February, 1999. Lessee shall have the option to renew the term of this Lease for three separate renewal option terms of one year each, exercisable by delivery of written notice of renewal to Lessor no later than ninety (90) days prior to the expiration of the preceding term.

     3.   Base Rental

          The base monthly rental during the initial term and the renewal terms shall be as follows:

          March 1, 1997 to February 28, 1999                   $ 6,833.33/month
          March 1, 1999 to February 29, 2000                   $ 8,333.33/month
          March 1, 2000 to February 28, 2001                   $ 8,633.33/month
          March 1, 2001 to February 28, 2002                   $ 8,833.33/month

          Lessee acknowledges that late payment to Lessor of Rent and other charges provided for under the Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs include but are not limited to, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and notes secured by any encumbrance covering the Premises.

          In the event the Lessee fails to pay the monthly rent or other charges provided for under the lease within five (5) days from the date on which it is due, the Lessee agrees to pay an additional charge of five percent (5%) of such amount. Lessee covenants and agrees to pay the aforesaid rent without notice of demand and without abatement, deduction, counter-claim, set-off or defense, unless otherwise provided in this Lease. Rent for less than a full month shall be prorated.

          The rentals herein provided for shall-be paid to L. E. Carpenter c/o Cadillac Plastic Group, Inc., P.O. Box 151, Dover, New Jersey 07801-0151, Attention: Dave Condon or at such other address as the Lessor may designate in writing to the Lessee.

     4.   Taxes, Assessments and Insurance

          As additional rent, Lessee shall pay throughout the term of this Lease or any extension thereof, its proportionate share of all real estate taxes, levies, assessments, and charges of any nature whatsoever imposed or charged to the Premises or any improvements thereto. Lessor shall furnish to Lessee invoices or statements setting forth the amount of such taxes, levies, assessments or charges, together with a copy of the tax bill. Lessee shall pay its proportionate share of the same to Lessor before any fine, penalty, interest or cost may be added thereto for the non-payment thereof. Lessee shall be responsible for any increased taxes that occur as a result of assessment increases in respect of future improvements to the Premises made by the Lessee.

          Lessor shall be responsible to carry fire and extended coverage insurance protection (including standard all risk perils insurance) upon the Premises insuring the interests of Lessor and Lessee therein as the same may appear. Lessee's proportionate share of the cost of such insurance, as the same relates to the Premises demised to Lessee hereunder, shall be paid by Lessee to Lessor, as additional rent upon billing by Lessor to Lessee not more than thirty (30) days prior to the due date of such insurance costs. Lessee, however, shall be responsible and pay for insurance protection for its owned property upon the Premises. Further, Lessee shall obtain general liability insurance, including contractual liability insurance, of not less than $500,000 for each person or $1,000,000 for each occurrence in respect of bodily injury or death, and $1,000,000 for each occurrence in respect of property damage. Lessee shall further have the Lessor named as an additional insured under such coverage and shall provide Lessor with a certificate of insurance evidencing such coverage.

          For purposes of this Section 4, Lessee's proportionate share of Buildings #1, 2 and 3, identified as Block Number 603, Lot 3, equals 29.54%.

     5.   Use of Premises

          The Lessor represents that the zoning laws for this leased location currently permit the use of the leased Premises as an office, manufacturing and storage facility. Nothing herein shall be construed as restricting Lessee's other use of said Premises, provided Lessee occupies said Premises in a careful and proper manner and does not use said Premises for any unlawful purpose, or operation in violation of the Zoning laws for these Premises.

     6.   Destruction of Premises

          If the Premises are totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake or other casualty, this Lease shall terminate as of the date of such destruction or damage, and the rental charges payable hereunder shall be equitably and proportionately adjusted as between Lessor and Lessee as of such date. If the Premises are damaged but not rendered wholly untenantable by any such casualty, rental shall abate in such proportion as the Premises have been damaged, and the Lessor shall restore as speedily as practical, whereupon full rent shall recommence. Each and both parties shall agree as to the condition following partial or total destruction. All funds received from insurance policies shall be used by Lessor for remodeling, repairing and rebuilding.

          Notwithstanding anything contained in this Section 6, if within 180 days after the date of such casualty the Premises are not fully restored and full access to the Premises available to Lessee, Lessee shall have the option, exercisable by written notice, to terminate this Lease. If Lessee exercises such option, this Lease shall be deemed terminated as of the date of such destruction and the rental charges payable hereunder shall be equitably and proportionately adjusted as between Lessor and Lessee as of such date.

     7.   Utilities

          (a) The Lessee shall pay Lessor for electricity consumed at the Premises on a monthly basis, based on the electric submeter bills. (b) Heat shall be solely the responsibility of the Lessee. (c) Water shall be supplied by the Lessor, based on prior years' usage and water charges at the Premises. Sewerage services shall be supplied by Lessor and Lessee shall pay its proportionate share of the water and sewer charges, which is approximately 98%, based on the water meter serving Building #3.

     8.   Approaches, Exits, etc.

          The Lessor agrees that all entrances, exits and approaches now enjoyed by said Premises shall be and remain intact and uninterrupted by any act of the Lessor during the term of this Lease. The Lessee, at all times, shall have unobstructed ingress and egress between the entrances to the Premises and a public street, highway or alley. The Lessee shall succeed to all of the rights of the Lessor in the protection of entrances, exits and approaches, should the Lessor not exercise such rights.

     9.   Repairs by Lessor

          The Lessor hereby agrees to maintain the roof, walls, gutters and downspouts of the demised Premises, in a good and weatherproof condition and to repair promptly any structural defects at its own expense, during the term of this Lease.

     10.  Repairs, Maintenance and Alterations by Lessee

          Lessee, by occupancy hereunder, accepts the Premises in its current state of repair and condition. Throughout the term of this Lease Lessee, at its sole cost and expense, shall maintain the interior of the leased Premises and every part thereof in its current state of order and condition, and make all necessary repairs, including all necessary replacements, ordinary and extraordinary, thereto and to deliver the interior of the Premises to the Lessor at the expiration of the term of this Lease in the same order, repair and condition, ordinary wear and tear, and damages by casualty and causes beyond the control of Lessee excepted.

          Lessee shall not make or suffer to be made any alterations, additions or improvements to or of the leased Premises or any part thereof without prior written consent of Lessor, which consent shall not be unreasonably withheld, except for (i) installation of trade fixtures and equipment and (ii) do not exceed Two Thousand Five Hundred and 001/00 Dollars ($2,500.00) in cost on any one occasion. In the event Lessor consents to the proposed alterations, additions or improvements, the same shall be at Lessee's sole cost and expense, and Lessee shall hold the Lessor harmless on account of the cost thereof. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the building by the other lessees thereof. If required by Lessor, such alterations shall be removed by Lessee upon the termination or sooner expiration of the term of this Lease and Lessee shall repair damage to the Premises caused by such removal, all at Lessee's cost and expense.

     11.  Assignment and Sublease

          The Lessee covenants and agrees not to encumber or assign this Lease or to sublet all or any part of the leased Premises without the prior written consent of the Lessor. The Lessor covenants and agrees that consent shall not be unreasonably withheld. From and after such assignment or transfer, if any, the obligations of each such assignee and/or transferee and the Lessee, named as such under this Lease, shall be joint and several, and the Lessee shall not thereby be relieved of its obligations and liabilities under the provisions of this Lease. In the event the Lessee sublets during the term of this Lease, after a reasonable return on tenant improvements to be agreed upon by the Lessor and Lessee, any additional rent above that specified in this Lease shall be divided equally between the Lessee and the Lessor.

     12.  Additional Items

          (a) An office presently occupied by the Lessor's Property Manager located on the third (3rd) floor of Building #3 shall continue to be occupied by Lessor until it has no further need for that office, and it shall then be the right of the Lessee to occupy this space at no additional rental. In the interim, the Lessee agrees to supply services for the Lessor's personnel situated in this office.

          (b) Lessor shall maintain the elevator serving the second floor of the Premises during the term of this Lease.

          (c) Lessee shall have the use of twenty-five (25) parking places in the parking lot South of Building #3, behind the office building known as Building #6 on Block 604, Lots l and 2, and shall have seventy-five
          (75) parking spaces in Block 604; Lots 1 and 2 and located to the Southeast of Building #3. Lessee also shares additional parking spaces adjacent to Building #3 in Block 603, Lot 3 with another Tenant from Building #3. The areas in which Lessee shall have such parking spaces are identified on Exhibit A to this Lease.

          (d) Lessor shall supply snow removal to the parking areas designated in Section l2(c) and in accordance with current practices.

     13.  Signs

          Lessee may, with Lessor's consent, place such signs as it may deem proper, on the Premises, so long as said signs do not endanger the structure of the building nor violate the local code.

     14.  Subordination

          This Lease is subject to any mortgage or underlying lease now or hereafter placed upon or affecting the land or building or leased Premises. To that effect Lessee agrees to execute any and all instruments necessary to effect said subordination. The liability of the Lessor or his assigns under this Lease shall exist as long as such person is the owner of the subject real estate.

          If any such mortgage is foreclosed or such underlying Lease is terminated, then, upon request of the mortgagee or underlying Lessor, Lessee will attorn to the purchaser at any foreclosure sale thereunder or the underlying Lessor and will execute such instruments as may be necessary or appropriate to evidence such attornment.

          Lessee shall deliver to Lessor or to its mortgagee, or auditors, or prospective purchaser, or the owner of the fee, when requested by Lessor, a certificate to the effect that this Lease is in full force and that Lessor is not in default therein, or stating as specifically any exceptions thereto. Failure to give such a certificate within ten
          (10) business days after written request shall be conclusive evidence that the Lease is in full force and effect and Lessor is not in default and Lessee shall be estopped from asserting any defaults known to him at that date.

     15.  Lessor's Right to Inspect and Display

          The Lessor shall have the right, at reasonable times during the term of this Lease, to enter the leased Premises for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Lessor shall deem necessary. The Lessor shall also have the right to enter the leased Premises at all reasonable hours for the purpose of displaying said Premises to prospective lessees within ninety (90) days prior to the termination of this Lease.

     16.  Liens

          The Lessee herein shall not have any authority to create any liens for labor or materials on the Lessor's interest in the described Premises, and all persons contracting with the Lessee for the erection, installation, alterations, or repair of any building or other improvements on the described Premises. All materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look to the Lessee and to the Lessee's interests only to secure the payment of any bill for work done or material furnished to Lessee during the term created by this Lease. Lessor shall not be liable nor shall the leased Premises be subject to any mechanics, materialmen or other type liens. Lessee shall keep the Premises and property in which the leased Premises are situated free from any such liens and shall indemnify Lessor against and satisfy any such liens which may obtain because of acts of Lessee notwithstanding the foregoing provision.

     17.  Holding Over

          If the Lessee retains possession of the Premises or any part thereof after the termination of the term of this Lease or any extension thereof, the Lessee shall pay to the Lessor rent during such holding over in an amount equal to 150% of the monthly rent in effect for the month immediately preceding said holdover, for the time the Lessee thus remains in possession. The provisions of this paragraph do not waive the Lessor's rights of re-entry or any other right hereunder. Any retention of the Premises after the termination of this Lease or any extension thereof shall be considered as a month-to-month holding over unless otherwise agreed to in writing by both parties.

     18.  Indemnification

          Lessee shall indemnify and hold Lessor harmless from and against any and all loss, cost, damage and expense resulting from all claims for damage or injury to any person or property arising out of any or in any way connected with Lessee's use and occupancy of the leased Premises and adjoining area or resulting from any act or omission of Lessee, its employees, agents, guests, invitees or otherwise with respect to the Premises, unless such injury or damage results from the negligence or improper conduct of Lessor, its employees, agents, guests, invitees or otherwise.

     19.  Condemnation

          In the event the whole or any part of the leased Premises shall be taken or condemned for any public or quasi-public use or purpose, the Lessor or Lessee may, at its option, to be exercised in writing within ten (10) days after the Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. In the event this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

          Lessor reserves and excepts all rights to damages to the Premises accruing in case of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, and Lessee hereby grants, assigns and releases to Lessor all Lessee's rights to damages so accruing and agrees to deliver such further instruments of assignment thereof as Lessor may from time to time request, hereby irrevocably designating, and appointing Lessor as its attorney-in-fact to execute and deliver in Lessee's name and behalf all such further assignments thereof; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. Lessee shall be entitled to any rights to any award for its moving expenses or to any other special award (including without limitation a special award attributable to Lessee's trade fixtures and equipment) not constituting part of the compensation for the Premises and not diminishing the amount of the award to which Lessor would otherwise be entitled.

     20.  Waiver of Subrogation

          The Lessor hereby waives any and all right of recovery against Lessee to the extent of Lessor's insurance coverage from fire or other hazard to any property covered by the customary fire insurance policies with extended coverage endorsement, whether caused by or contributed to by the negligence of Lessee, its employees, agents or otherwise.

     21.  Default

          In the event the Lessee shall default in the payment of rent or any other sums payable by Lessee herein and such default shall continue for a period of ten (10) days after notice, or if the Lessee shall:
          (1) abandon the Premises and remove or attempt to remove therefrom the major portion of its furniture or fixtures; (2) default in the performance of any other covenants or agreements of this Lease and such default shall continue for thirty (30) days; or (3) become bankrupt, insolvent or any debtor proceedings be taken by or against the Lessee, then and in addition to any and all other legal remedies and rights, the Lessor may, without first obtaining a distress warrant: (a) lock up the leased Premises; or (b) terminate this Lease and retake possession of the leased Premises; or
          (c) enter the leased Premises and relet the same without termination. In the latter event, the Lessee covenants and agrees to pay any deficiency after Lessee is credited with the rent thereby obtained, less all repairs and expenses (including the expenses of obtaining possession). Adoption of one or more such remedies or right by Lessor shall not necessarily prevent the enforcement of others concurrently or thereafter.

          The Lessee also covenants and agrees to pay reasonable attorney's fees, costs and expenses of the Lessor if the Lessor employs an attorney to collect rent or enforce other rights herein in event of any breach as aforesaid.

     22.  Quiet Enjoyment

          The Lessor covenants and agrees the Lessee, on paying said monthly rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the said leased Premises and common areas including, but not limited to, parking areas, sidewalks, entrances, exits, lobbies, restrooms and lounges for the term aforesaid.

     23.  Notices

          All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed sufficiently given for all purposes hereunder if sent by U. S. certified or registered mail, postage prepaid, to the Lessor or Lessee at the addresses indicated below, or at such other addresses as Lessor or Lessee may from time to time designate by written notice addressed to the other. Such notices, demands and requests shall be deemed sufficiently given upon receipt by the party to whom such notice is addressed.

          Notices to Lessor-        Cadillac Plastic Group, Inc.
                                    Suite 36-5000
                                    200 Public Square
                                    Cleveland, Ohio 44114
                                    Attention:  Secretary

          Notices to Lessee -       Nuclear Research Corporation
                                    125 Titus Ave.
                                    Warrington, Pennsylvania 18976
                                    Attention:  President

     24.  Waiver

          No failure by either party hereto to insist upon the strict performance of any covenant, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall not waive such covenant, term, condition, right or remedy. Either party shall have the right to seek performance of any covenant, term or condition at any time and take such action as may be lawful or authorized, either in law or in equity. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     25.  Written Agreement

          This Lease, and any other executed documents of even date herewith, contain the entire Lease between the parties hereto with respect to the transactions contemplated herein and there are no representations, warranties, understandings and agreements other than those expressly set forth herein and therein. This Lease may not be modified, altered, terminated or discharged in any manner except by an instrument in writing, signed on or subsequent to the date hereof by the duly authorized representatives of the party charged therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.


WITNESS:                                LESSOR

_____________________                   CADILLAC PLASTIC GROUP, INC.


_____________________                   By:/s/ John S. Pyke, Jr.
                                           Its:  Vice President & Secretary



WITNESS:                                LESSEE

_____________________                   NUCLEAR RESEARCH CORPORATION


_____________________                   By: /s/ Earl M. Pollock
                                            Its:  President

                                    EXHIBIT A



                   [GRAPHIC OMITTED - MAP OF LEASED PREMISES]